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SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2001

INTERNAP NETWORK SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

000-27265 (Commission File No.)	91-1896926 (IRS Employer Identification No.)

Two Union Square
601 Union Street, Suite 1000
Seattle, Washington 98101
(206) 441-8800
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (206) 441-8800

Item 9.  Other Events.  On or about July 3, 2001, a lawsuit was filed against the Registrant, certain of its officers and directors, and certain of the firms that participated as underwriters in the Registrant's initial public offering of common stock on or about September 29, 1999. The suit alleges that the prospectus and registration statement issued in connection with the offering misrepresented the commissions and other consideration paid to the underwriters in connection therewith, in violation of the federal securities laws. The lawsuit was filed on behalf of a purported plaintiff class consisting of persons who acquired shares of the Registrant's common stock between September 29, 1999 through December 6, 2000. The Registrant has not yet received copies of the complaint, but believes the allegations against the Registrant and its officers and directors are without merit. The Registrant intends to vigorously defend against the litigation.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION
Dated: July 5, 2001	By:	/s/ ANTHONY C. NAUGHTIN
Anthony C. Naughtin Chief Executive Officer

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SIGNATURE